Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2025, relating to the financial statements of TPG RE Finance Trust, Inc., and the effectiveness of TPG RE Finance Trust, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of TPG RE Finance Trust, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Dallas, Texas

May 23, 2025